ServiceSource Reports Third Quarter 2013 Financial Results

SAN FRANCISCO, November 5, 2013 - ServiceSource® (Nasdaq: SREV), the global leader in recurring revenue management, today announced its financial results for the third quarter ended September 30, 2013.

  Revenue: $66.5 million

  Adjusted EBITDA: $5.3 million

  Record amount of cash and short term investments: $278.3 million

  Three new Renew OnDemand subscription deals signed

  Total subscription bookings up over 300% year-over-year

"During the third quarter, ServiceSource delivered solid progress in several key areas of the business, contributing to revenue and profitability that met or exceeded the high-end of guidance," said Mike Smerklo, ServiceSource's Chairman and Chief Executive Officer. "The shift to the Recurring Revenue Economy has accelerated adoption of our Renew OnDemand application, evidenced by a 300% year over year increase in subscription bookings."

Revenue for the third quarter of fiscal 2013 was $66.5 million, a 13% increase over the $59.1 million delivered in the same period of 2012.

Adjusted EBITDA in the quarter was $5.3 million, compared with $4.8 million for the same period last year.

GAAP net loss in the quarter was $(5.5) million, or $(0.07) per share, compared with a net loss of $(3.6) million, or $(0.05) per share for the same period last year.

Non-GAAP net income in the quarter was $2.0 million, or $0.02 per diluted share, compared with a net income of approximately $1.9 million, or $0.02 per diluted share for the same period last year.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release.

Quarterly Conference Call

ServiceSource will discuss its quarterly results and provide third quarter financial guidance today via teleconference at 1:30 p.m. Pacific Time.  To access the call within the U.S., please dial (877) 293-5486, or outside the U.S. (914) 495-8592, at least five minutes prior to the start time. A live webcast of the call will also be available at http://ir.servicesource.com/events.cfm under the Events & Presentations menu. A replay of the webcast will also be available on the Company's website at http://ir.servicesource.com.

About ServiceSource International, Inc.

ServiceSource International, Inc. (NASDAQ: SREV) is the global leader in recurring revenue management. Renew OnDemand™, the only cloud application built specifically to grow recurring revenue, automates a highly valuable but typically manual business process. By leveraging big data to give companies a complete view of their customers, Renew OnDemand and our proven services drive higher subscription, maintenance, and support revenue, improved customer retention, and increased business predictability.

With over a decade of experience focused exclusively on growing recurring revenue, ServiceSource's products and services are based on proven best practices and global benchmarks. Headquartered in the Cloud Corridor of San Francisco, ServiceSource® manages over $9 billion in recurring revenue for the world's largest and most respected technology companies. ServiceSource renews a customer contract every 47 seconds through engagements in more than 150 countries and 40 languages. For more information, please go to www.servicesource.com.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding the benefits of ServiceSource offerings, our managed services and our Renew OnDemand cloud platform and application. These forward- looking statements are based on our current assumptions and beliefs, and involve risks and uncertainties that could cause our results to differ materially from those expressed or implied in our forward-looking statements. Those risks and uncertainties include, without limitation, fluctuations in our quarterly results of operations; the risk of material defects or errors in the our software offerings or their failure to meet customer expectations; migrating customers to Renew OnDemand and the ability to integrate Renew OnDemand with other third-party applications used by our customers; errors in estimates as to the renewal rate improvements and/or service revenue we can generate for our customers; our ability to grow the market for service revenue management; our ability to protect our intellectual property rights; the risk of claims that our offerings infringe the intellectual property rights of others; changes in market conditions that impact our ability to sell the Renew OnDemand solution and/or generate service revenue on our customers' behalf; the possibility that our estimates of service revenue opportunity under management and other metrics may prove inaccurate; demand for our offering that falls short of expectations; our ability to keep customer data and other confidential information secure; our ability to adapt our solution to changes in the market or new competition; general political, economic and market conditions and events; and other risks and uncertainties described more fully in our periodic reports and registration statements filed with the Securities and Exchange Commission, which can be obtained online at the Commission's website at http://www.sec.gov. All forward-looking statements in this press release are based on information currently available to us, and we assume no obligation to update these forward-looking statements.

ServiceSource International, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Net revenue	$66,482	$59,090	$195,300	$176,358
Cost of revenue	39,730	34,544	116,848	101,002
Gross profit	26,752	24,546	78,452	75,356
Operating expenses:
Sales and marketing	13,731	13,512	43,906	41,158
Research and development	5,500	4,416	18,542	13,295
General and administrative	11,177	10,000	33,182	30,639
Total operating expenses	30,408	27,928	95,630	85,092
Loss from operations	(3,656)	(3,382)	(17,178)	(9,736)
Other income (expense):
Interest expense	(1,272)	(70)	(1,376)	(180)
Other, net	179	190	(119)	(124)
Loss before income taxes	(4,749)	(3,262)	(18,673)	(10,040)
Income tax provision	753	322	2,190	31,589
Net loss	$(5,502)	$(3,584)	$(20,863)	$(41,629)
Net loss per share, basic and diluted	$(0.07)	$(0.05)	$(0.27)	$(0.56)
Weighted average common shares outstanding, basic and diluted	79,740	74,667	77,557	73,994

(1) Includes stock-based compensation expense as follows:
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Cost of revenue	$802	$763	$2,222	$2,050
Sales and marketing	2,414	2,180	7,396	5,836
Research and development	753	562	1,758	1,455
General and administrative	1,989	2,148	5,925	5,919
Total stock-based compensation	$5,958	$5,653	$17,301	$15,260

ServiceSource International, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)
	September 30,	December 31,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$174,674	$76,568
Short-term investments	103,604	32,874
Accounts receivable, net	63,889	65,238
Deferred income taxes	286	389
Prepaid expenses and other	5,245	5,178
Total current assets	347,698	180,247
Property and equipment, net	28,150	34,513
Deferred debt issuance costs, net	3,535	71
Deferred income taxes, net of current portion	1,921	2,321
Other assets, net	761	986
Goodwill	6,334	6,334
Total assets	$388,399	$224,472
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$5,698	$3,293
Accrued taxes	2,168	1,056
Accrued compensation and benefits	16,988	15,738
Other accrued liabilities	12,932	10,403
Current portion of capital lease obligations	333	326
Total current liabilities	38,119	30,816
Convertible notes, net	112,302	-
Obligations under capital leases, net of current portion	398	638
Other long-term liabilities	4,692	6,091
Total liabilities	155,511	37,545
Stockholders' equity:
Common stock	8	8
Treasury stock	(441)	(441)
Additional paid-in capital	277,309	210,650
Accumulated deficit	(44,261)	(23,398)
Accumulated other comprehensive income	273	108
Total stockholders' equity	232,888	186,927
Total liabilities and stockholders' equity	$388,399	$224,472

ServiceSource International, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)
	Nine Months Ended
	September 30,
	2013	2012
Cash flows from operating activities
Net loss	$(20,863)	$(41,629)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	9,010	7,092
Amortization of deferred financing costs	885	135
Accretion on premium on short-term investments	569	577
Deferred income taxes	504	32,534
Stock-based compensation	17,301	15,260
Income tax charge (benefit) from stock-based compensation	249	(266)
Changes in operating assets and liabilities:
Accounts receivable	1,527	(4,237)
Prepaid expenses and other	(174)	734
Accounts payable	2,581	(1,087)
Accrued taxes	1,110	85
Accrued compensation and benefits	1,227	(5,094)
Other accrued liabilities	838	5,050
Net cash provided by operating activities	14,764	9,154
Cash flows from investing activities
Acquisition of property and equipment	(3,108)	(17,049)
Purchases of short-term investments	(78,502)	(31,100)
Sales of short-term investments	5,336	52,050
Maturities of short-term investments	2,000	21,415
Net cash used in (provided by) investing activities	(74,274)	25,316
Cash flows from financing activities
Proceeds from issuance of convertible notes	150,000	-
Issuance costs related to the issuance of convertible notes	(4,350)	-
Payments of convertible note hedges	(31,408)	-
Proceeds from the issuance of warrants	21,763	-
Repayment on capital leases obligations	(245)	(234)
Proceeds from common stock issuances	21,969	10,279
Income tax charge (benefit) from stock-based compensation	(249)	266
Net cash provided by financing activities	157,480	10,311
Net increase in cash and cash equivalents	97,970	44,781
Effect of exchange rate changes on cash and cash equivalents	136	(487)
Cash and cash equivalents at beginning of period	76,568	65,983
Cash and cash equivalents at end of period	$174,674	$110,277

Use of Non-GAAP Financial Measures

To supplement its financial statements presented in accordance with generally accepted accounting principles, or GAAP, ServiceSource also provides investors with non-GAAP gross profit, net income, net income per share and Adjusted EBITDA. A reconciliation of these non-GAAP financial measures to the closest GAAP financial measure is presented in the financial tables below under the heading, "GAAP to Non-GAAP Reconciliation."

ServiceSource believes that the non-GAAP financial information provided in this release can assist investors in understanding and assessing its on-going core operations and prospects for the future and provides an additional tool for investors to use in comparing ServiceSource's financial results with other companies in the industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP gross profit consists of gross profit plus stock based compensation and amortization of internally-developed software.

Non-GAAP net income consists of net loss plus stock-based compensation, amortization of internally-developed software, non-cash interest expense and applying an income tax rate of 40% reflecting our estimated tax expense on our core operations. Stock-based compensation expense is expected to vary depending on the number of new grants issued, changes in the company's stock price, stock market volatility, expected option lives and risk-free rates of return, all of which are difficult to estimate.

EBITDA consists of net loss plus depreciation and amortization, interest expense, other expenses, net, and income tax expense. Adjusted EBITDA consists of EBITDA plus non-cash, stock-based compensation expense. ServiceSource uses Adjusted EBITDA as a measure of operating performance because it assists the company in comparing performance on a consistent basis, as it removes from the operating results the impact of the company's capital structure.

These non-GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with generally accepted accounting principles in the United States.

ServiceSource International, Inc.
GAAP To Non-GAAP Reconciliation
(Dollars in thousands, except per share amounts)
(unaudited)
		Three Months Ended		Nine Months Ended
		September 30,		September 30,
		2013	2012	2013	2012
Gross Profit
GAAP gross profit		$26,752	$24,546	$78,452	$75,356
Non-GAAP adjustments:
Stock-based compensation	(A)	802	763	2,222	2,050
Amortization of internally-developed software	(B)	847	432	2,506	890
Non-GAAP gross profit		$28,401	$25,741	$83,180	$78,296
Gross Profit %
GAAP gross profit		40%	42%	40%	43%
Non-GAAP adjustments:
Stock-based compensation	(A)	1%	1%	1%	1%
Amortization of internally-developed software	(B)	1%	1%	1%	1%
Non-GAAP gross profit		43%	44%	43%	44%
Certain totals do not add due to rounding
Operating Expenses
GAAP operating expenses		$30,408	$27,928	$95,630	$85,092
Stock-based compensation	(A)	(5,156)	(4,890)	(15,079)	(13,210)
Amortization of internally-developed software	(B)	(424)	(355)	(1,306)	(1,167)
Non-GAAP operating expenses		$24,828	$22,683	$79,245	$70,715
Net Income (Loss)
GAAP net loss		$(5,502)	$(3,584)	$(20,863)	$(41,629)
Non-GAAP adjustments:
Stock-based compensation	(A)	5,958	5,653	17,301	15,260
Amortization of internally-developed software	(B)	1,271	787	3,812	2,057
One-time income tax items	(C)	-	-	-	33,072
Non-cash interest expense	(D)	924	-	924	-
Income tax effect on non-GAAP adjustments and impact of normalizing the effective income tax rate	(E)	(609)	(949)	844	(4,394)
Non-GAAP net income		$2,042	$1,907	$2,018	$4,366
Diluted Net Income Per Share
GAAP net loss per share		$(0.07)	$(0.05)	$(0.27)	$(0.56)
Non-GAAP adjustments:
Stock-based compensation	(A)	0.07	0.07	0.21	0.20
Amortization of internally-developed software	(B)	0.02	0.01	0.05	0.03
One-time income tax items	(C)	-	-	-	0.42
Non-cash interest expense	(D)	0.01		0.01	-
Income tax effect on non-GAAP adjustments as well as the impact of normalizing the effective income tax rate	(E)	(0.01)	(0.01)	0.01	(0.06)
Non-GAAP diluted net income per share		$0.02	$0.02	$0.02	$0.03
Certain totals do not add due to rounding
Shares used in calculating diluted net income per share on a non-GAAP basis		84,219	79,859	81,290	78,220

Footnotes to GAAP to Non-GAAP Reconciliation

(A) Stock-based compensation. Included in our GAAP presentation of cost of revenue and operating expenses, stock-based compensation consists of expenses for stock options and awards and purchase rights under our stock purchase plan. We exclude stock-based compensation expense from our non-GAAP measures because some investors may view it as not reflective of our core operating performance as it is a non-cash expense.

(B) Amortization of internally-developed software. Included in our GAAP presentation of cost of revenue and operating expenses, amortization of internally-developed software reflects non-cash expense for certain software purchases and software developed or obtained for internal use. We exclude these expenses from our non-GAAP measures because we believe they are not indicative of our core operating performance.

(C) One-time tax items. During the second quarter of 2012, we recorded a $33.1 million non-cash charge against a substantial portion of our deferred tax assets, much of which was recorded in connection with electing to be treated as a corporation, because the recoverability of these items for financial reporting purposes is uncertain. We have excluded these items from our non-GAAP measures because they are non- recurring and unique, they are non-cash in nature and are not indicative of our core operating performance.

(D) Non-cash interest expense. Under GAAP, we are required to separately account for liability (debt) and equity (conversion option) components of the $150 million convertible senior notes that were issued in August 2013. Accordingly, for GAAP purposes we are required to recognize effective interest expense on our convertible senior notes  which includes interest cost related to the amortization of debt issuance costs and the contractual 1.5% interest rate of the note. The difference between the effective interest expense and the contractual interest expense is excluded from our assessment of our operating performance because we believe that this non-cash expense is not indicative of ongoing operating performance. We believe that the exclusion of the non-cash interest expense provides investors a view of our core operating performance.

(E) Income tax effect on non-GAAP adjustments as well as the impact of normalizing the effective income tax rate and calculating non-GAAP net income per share using a fully-diluted share count. This adjusts (i) the provision for income taxes to reflect the effect of the non-GAAP items A, B, C and D noted above on our non-GAAP net income (loss); (ii) the income tax rate to a normalized effective tax rate of 40%; and (iii) non-GAAP earnings per share based on a fully-diluted share count.

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ServiceSource International, Inc.
Reconciliation of Net Loss to Adjusted EBITDA
(In thousands)
(Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Net loss	$(5,502)	$(3,584)	$(20,863)	$(41,629)
Income tax provision	753	322	2,190	31,589
Other expense, net	1,093	(120)	1,495	304
Depreciation	2,990	2,504	9,010	7,081
EBITDA	(666)	(878)	(8,168)	(2,655)
Stock-based compensation	5,958	5,653	17,301	15,260
Adjusted EBITDA	$5,292	$4,775	$9,133	$12,605

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ServiceSource International, Inc.
Revenue by Segment
(In thousands)
(unaudited)
	Three Months Ended September 30,
	2013		2012
		% of		% of
	$	Revenue	$	Revenue
NALA	$45,068	68%	$37,647	64%
EMEA	15,625	23%	14,159	24%
APJ	5,789	9%	7,284	12%
	$66,482	100%	$59,090	100%

	Nine Months Ended September 30,
	2013		2012
		% of		% of
	$	Revenue	$	Revenue
NALA	$125,357	64%	$110,720	63%
EMEA	51,383	26%	45,425	26%
APJ	18,560	10%	20,213	11%
	$195,300	100%	$176,358	100%

Investor Relations Contact for ServiceSource:

Anne Bawden
ServiceSource International, Inc.
(415) 901-4182
abawden@servicesource.com